Exhibit (a)(1)(G)

TSRU email

From:	Fidelity Stock Plan Services

Subject:	Time sensitive information regarding the offer to modify your eligible 2022/2023 TSRUs

STOCK PLAN SERVICES

Joe Sample

Reminder – Offer to Modify Your Eligible Total Shareholder Return Units (TSRUs)

We are pleased to inform you that the Modification Offer remains open and that you still have time to make an election.

The Modification Offer is voluntary. However, if you wish to accept the Modification Offer, you will need to take action via NetBenefits before September 12, 2024, 11:59 p.m. Eastern Time, when the Modification Offer is set to expire, unless otherwise extended.

Please carefully review the Offering Memorandum and related materials in their entirety for the full terms and conditions of the Modification Offer by logging into NetBenefits. Follow the instructions to accept or decline the Modification Offer with respect to each of your eligible grants. You must make a separate acceptance election for each grant that you wish to modify. After submitting your election(s), you will receive from Stock Plan Services (Fidelity) a confirmation email for each grant for which you have submitted an election.

NOTE: Defined terms used but not otherwise defined in this email shall have the meanings set forth in the Modification Offer.

Your participant number/username is i[xx]

Please reach out to LTIModification@Pfizer.com with any questions regarding the Modification Offer or if you wish to submit an Election Change Form in order to change or withdraw your election(s) before the offering period ends.

If you decline the election or do not make an election during the open window period, the terms of your Original Awards will continue.

For all your stock plan information, go to NetBenefits or call a Fidelity Stock Plan Services Representative for assistance. Calling instructions can be found at Fidelity.com/globalcall.

This email is for informational purposes only and does not constitute an offer. The Modification Offer, and other related materials, are available to all eligible holders of the 2022 and 2023 5-year TSRUs and/or 2022 and 2023 PSAs, at no expense to such holders. You should read those materials and the documents referenced therein carefully because they will contain important information, including the various terms and conditions of the Modification Offer. Pfizer has filed a Tender Offer Statement on Schedule TO (Tender Offer Statement) with the U.S. Securities and Exchange Commission (SEC). The Tender Offer Statement, including the Modification Offer and other related materials, including the FAQs, are available, at no charge, via the Fidelity NetBenefits online portal, at our website https://pfizer.com/financial-information/sec-filings, and on the SEC’s website at www.sec.gov. Pfizer urges you to read those materials carefully prior to making any decisions with respect to the Modification Offer and recommends that you consult your tax and financial advisors to address questions regarding your decision.

PFIZER DOES NOT MAKE ANY RECOMMENDATION AND HAS NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON ITS BEHALF AS TO WHETHER OR NOT YOU SHOULD PARTICIPATE IN THE MODIFICATION OFFER.

Your company has requested that Fidelity Stock Plan Services send this important information to you.

Investing involves risk, including risk of loss.

Pfizer and Fidelity Stock Plan Services are not affiliated.

Be sure to open your account. If you don’t, you may be subject to additional U.S. IRS-mandated tax withholding on certain transactions.

See your plan documents for details regarding the terms and conditions of your plan.

Fidelity Stock Plan Services, LLC, provides recordkeeping and/or administrative services to your company’s equity compensation plan, in addition to any services provided directly to the plan by your company or its service providers.

Fidelity Stock Plan Services, LLC

XXXXXX.X.X | PFETOFT | 4.FALT-TMP-ET

EMAIL REF# 7788787932.2111965

© 2024 FMR LLC.

All rights reserved.

PSA EMAIL

From:	Fidelity Stock Plan Services

Subject:	Time sensitive information regarding the offer to modify your eligible 2022/2023 PSAs

STOCK PLAN SERVICES

Joe Sample

Reminder – Offer to Modify Your Eligible Performance Share Awards (PSAs)

We are pleased to inform you that the Modification Offer remains open and that you still have time to make an election.

The Modification Offer is voluntary. However, if you wish to accept the Modification Offer, you will need to take action via NetBenefits before September 12, 2024, 11:59 p.m. Eastern Time, when the Modification Offer is set to expire, unless otherwise extended.

Please carefully review the Offering Memorandum and related materials in their entirety for the full terms and conditions of the Modification Offer by logging into NetBenefits. Follow the instructions to accept or decline the Modification Offer with respect to each of your eligible grants. You must make a separate acceptance election for each grant that you wish to modify. After submitting your election(s), you will receive from Stock Plan Services (Fidelity) a confirmation email for each grant for which you have submitted an election.

NOTE: Defined terms used but not otherwise defined in this email shall have the meanings set forth in the Modification Offer.

Your participant number/username is i[XX].

If you decline the election or do not make an election during the open window period, the terms of your Original Awards will continue.

Please reach out to LTIModification@Pfizer.com with any questions regarding the Modification Offer or if you wish to submit an Election Change Form in order to change or withdraw your election(s) before the offering period ends.

For all your stock plan information, go to NetBenefits or call a Fidelity Stock Plan

Services Representative for assistance. Calling instructions can be found at Fidelity.com/globalcall.

This email is for informational purposes only and does not constitute an offer. The Modification Offer, and other related materials, are available to all eligible holders of the 2022 and 2023 5-year TSRUs and/or 2022 and 2023 PSAs, at no expense to such holders. You should read those materials and the documents referenced therein carefully because they will contain important information, including the various terms and conditions of the Modification Offer. Pfizer has filed a Tender Offer Statement on Schedule TO (Tender Offer Statement) with the U.S. Securities and Exchange Commission (SEC). The Tender Offer Statement, including the Modification Offer and other related materials, including the FAQs, are available, at no charge, via the Fidelity NetBenefits online portal, at our website https://pfizer.com/financial-information/sec-filings, and on the SEC’s website at www.sec.gov. Pfizer urges you to read those materials carefully prior to making any decisions with respect to the Modification Offer and recommends that you consult your tax and financial advisors to address questions regarding your decision.

PFIZER DOES NOT MAKE ANY RECOMMENDATION AND HAS NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON ITS BEHALF AS TO WHETHER OR NOT YOU SHOULD PARTICIPATE IN THE MODIFICATION OFFER.

Your company has requested that Fidelity Stock Plan Services send this important information to you.

Investing involves risk, including risk of loss.

Pfizer and Fidelity Stock Plan Services are not affiliated.

Be sure to open your account. If you don’t, you may be subject to additional U.S. IRS-mandated tax withholding on certain transactions.

See your plan documents for details regarding the terms and conditions of your plan.

Fidelity Stock Plan Services, LLC, provides recordkeeping and/or administrative services to your company’s equity compensation plan, in addition to any services provided directly to the plan by your company or its service providers.

Fidelity Stock Plan Services, LLC

XXXXXX.X.X | PFETOFP | 4.FALT-TMP-ET

EMAIL REF# 7788787932.2111965

© 2024 FMR LLC.

All rights reserved.